UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 2004



                               THERMOGENESIS CORP.
             (Exact name of registrant as specified in its charter)



       Delaware                      0-16375                94-3018487
       --------                      -------                ----------
    (State or other                (Commission            (I.R.S. Employer
    jurisdiction of                File Number)          Identification No.)
   incorporation or
     organization)

                                2711 Citrus Road
                        Rancho Cordova, California 95742
                        --------------------------------
    (Address and telephone number of principal executive offices) (Zip Code)

                                 (916) 858-5100
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information
---------------------------------

Item 2.02 Results of Operations and Financial Condition.

     ThermoGenesis Corp. announced its results for the first quarter ended September 30, 2004 on the attached press release.

Section 9 - Financial Statements and Exhibits
---------------------------------------------

Item 9.01 Financial Statements and Exhibits.

         Exhibit No.           Exhibit Description
         -----------           -------------------
         99                    Press release announcing September 30, 2004 first
                               quarter results

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                         THERMOGENESIS CORP.,
                                                         a Delaware Corporation


Dated:  November 9, 2004                                 /s/ Renee Ruecker
                                                         -----------------------
                                                         Renee Ruecker,
                                                         Chief Financial Officer

                                [GRAPHIC OMITTED]

               THERMOGENESIS CORP. ANNOUNCES FIRST QUARTER RESULTS

     Revenues Increase 12% and Gross Margin Increases 32% over Prior Year - Company Makes Key Investments in New Product Development, Clinical Trials
         & Compliance with Section 404 of the Sarbanes-Oxley Act of 2002

Rancho Cordova,  California  (November 9, 2004) - THERMOGENESIS  CORP.  (Nasdaq:
KOOL) today announced results for its first quarter of fiscal 2005. Net revenues for the quarter ended September 30, 2004 increased 12% to a first quarter record of $2,397,000, compared to $2,143,000 for the first quarter of fiscal 2004. The gross margin for the first quarter increased 32% to $780,000 or 33% of net revenues compared to $589,000 or 27% of net revenues for the first quarter ended September 30, 2003.

The net loss for the quarter ended September 30, 2004, was $1,879,000 or $0.04 per basic and diluted common share compared to $1,239,000 or $0.03 per basic and diluted common share for the first quarter of fiscal 2003. The additional losses resulted from significantly increased investments in research and development, clinical and scientific affairs and compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

The increased operating expenses were used for the following:

o Engaged an outside Design and Development Engineering firm (the contract should end by March 2005) to accelerate the development of the DACTM System, a blood separation system which supported the FDA 510(k) filing in October 2004.

o Upgraded and expanded our engineering capabilities by the addition of our new Vice President of R&D and increases to our electrical, software and mechanical engineering staff to assure that ongoing product development efforts meet our 3-year Business Plan milestones.

o Replacing three (3) clinical sites to complete our Phase III CryoSeal(R) FS System clinical trial 150 patient enrollment by March 31, 2005. These sites will be operational by the end of November.

o Completing the manufacturing transfer to Kawasumi Inc. in order to accomplish a 30-40% cost reduction for the CP-3, a CryoSeal FS processing disposable, beginning in the third quarter of fiscal 2005.

o Expanded our European Sales staff to direct CryoSeal product sales efforts in Europe and the Middle East.

o Engaged outside advisors in connection with Sarbanes-Oxley Section 404 compliance.

Kevin Simpson, President and Chief Operating Officer stated, "In spite of record revenues and gross margin for this quarter, this quarterly loss is higher than last year's due to planned investments necessary to accomplish our strategic goal of shifting our revenues from devices to sales of high margin single-use disposables. The market launches of the DAC System and the (Autologous) Thrombin Processing Device (TPD) will mark significant milestones on our path towards that goal in both the Blood Processing and Hospital Wound Care markets."

The DAC System is an innovative product which semi-automates the separation of whole blood into components. The System allows up to six units to be processed simultaneously. Included in the Blood processing set is a patented 25 ml freezing bag compatible for liquid nitrogen storage in the BioArchive(R) System. The Company has submitted an application pending FDA clearance to market the DAC System in the United States. The Company anticipates Beta Site market launch of the DAC in the third quarter of fiscal 2005.

The Thrombin Processing Device (TPD) is a stand-alone disposable which is designed to produce 8.5 ml of autologous thrombin from approximately 11 ml of patient plasma for various applications, including topical hemostasis or release of growth factors from platelets. The Company anticipates market launch of the TPD in Europe in the third quarter of fiscal 2005. The TPD is not available in the United States.

Company Conference Call
Management will host a conference call today, November 9, 2004 at 11:00am PST to review the financial results and other corporate events, followed by a Q&A session. The call can be accessed by dialing: (800) 860-2442 within the U.S. or
(412) 858-4600 outside the U.S and giving the conference name "THERMOGENESIS". Participants are asked to call the assigned number approximately 5 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following five business days by dialing: (877) 344-7529 within the U.S. or (412) 317-0088 outside the U.S. and entering the following account number: 323 and the following passcode: 353367.

About ThermoGenesis Corp.
After extensive research, ThermoGenesis Corp's newly introduced technology platforms lead the world in their ability to produce biological products from single units of blood. Umbilical cord blood banks are utilizing the Company's BioArchive System as a critical enabling technology for cryogenic archiving of their samples of stem cells for transplant, while our CryoSeal FS System is used to prepare hemostatic and adhesive surgical sealants from patient blood in about an hour. ThermoGenesis Corp. has been a leading supplier of state-of-the-art Ultra-Rapid Blood Plasma Freezers and Thawers to hospitals and blood banks since 1992.

   The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the Company's control with respect to market acceptance of new technologies and products, delays in testing and evaluation of products and other risks detailed from time to time in the Company's filings with the
                      Securities and Exchange Commission.

                         For More Information, Contact:
                               THERMOGENESIS CORP.
                          Kevin Simpson: (916) 858-5100
                 or visit the web site at www.thermogenesis.com

                         THERMOGENESIS CORP.
                       Condensed Balance Sheets
                             (Unaudited)

                                               September 30,       June 30,
                                                   2004              2004
                                               -------------      -----------

ASSETS
Current assets:
  Cash and cash equivalents                     $14,961,000       $16,612,000
  Accounts receivable, net                        2,257,000         3,107,000
  Inventory                                       2,890,000         2,470,000
  Other current assets                              557,000           582,000
                                               -------------      -----------

      Total current assets                       20,665,000        22,771,000

Equipment, net                                    1,244,000         1,146,000

Other assets                                        198,000           197,000
                                               ------------       -----------
                                                $22,107,000       $24,114,000
                                               ============       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                               $1,408,000        $1,709,000
  Other current liabilities                         941,000         1,264,000
                                               ------------       -----------

      Total current liabilities                   2,349,000         2,973,000

Long-term liabilities                               125,000           173,000

Stockholders' equity                             19,633,000        20,968,000
                                               ------------       -----------
                                                $22,107,000       $24,114,000
                                               ============       ===========

                      THERMOGENESIS CORP.
              Condensed Statements of Operations
                          (Unaudited)

                                                                                Three Months Ended
                                                                                    September, 30

                                                                                                                  % Increase
                                                                           2004                    2003             Decrease
                                                                       -----------              ----------------------------
Net revenues                                                            $2,397,000              $2,143,000             12%

Cost of revenues                                                         1,617,000               1,554,000              4%
                                                                       -----------              -----------

    Gross profit                                                           780,000                 589,000             32%
                                                                       -----------              -----------

Expenses:
  Selling, general and administrative                                    1,434,000               1,136,000             26%

  Research and development                                               1,269,000                 699,000             82%
                                                                       -----------              -----------

    Total operating expenses                                             2,703,000               1,835,000             47%
                                                                       -----------              -----------

Interest and other income/expenses                                          44,000                   7,000            529%
                                                                       -----------              -----------
Net loss                                                               ($1,879,000)            ($1,239,000)            52%
                                                                       ===========              ===========

Basic and diluted net loss per common share                                $ (0.04)                $ (0.03)
                                                                       ===========              ===========

Shares used in computing per share data                                 44,923,844              39,460,449
                                                                       ===========              ===========